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                                                                    Exhibit 23.1




                         Consent of Independent Auditors


The Board of Directors
Arbitron Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-49601, 33-61551, 33-34035, 2-9757, 33-56833, 33-54379,
33-56325, 33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069,
333-58143, 333-58145, 333-66643, 333-50757, 333-83455, 333-89565, 333-39384,
333-56296 and 333-56826) of Arbitron Inc. (formerly known as Ceridian Corporation) of our report dated February 9, 2001, relating to the combined balance sheets of Arbitron (as defined in Note 2 to the combined financial statements), a division of Ceridian Corporation, as of December 31, 2000 and 1999 and the related combined statements of income, changes in divisional equity (deficit) and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000 and the related combined financial statement schedule which report appears in the December 31, 2000 annual report on Form 10-K of Arbitron Inc.


/s/ KPMG LLP

Baltimore, Maryland
March 30, 2001